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                                                                   Exhibit 10.2
                     EXCLUSIVITY AGREEMENT
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      THIS AGREEMENT made and entered into this 1st day of April, 1998, by and between NATIONAL PREARRANGED SERVICES, INC., a Missouri corporation
("NPS") and LINCOLN HERITAGE CORPORATION, a Texas corporation ("Lincoln").

      WHEREAS, NPS is in the business of marketing funeral pre-need contracts; and

      WHEREAS, Lincoln wholly owns Memorial Service Life Insurance Company, a Texas insurance company ("Memorial") and its subsidiary, Lincoln Memorial Life Insurance company, a Texas insurance company ("Lincoln Memorial") (Memorial and Lincoln Memorial are sometimes collectively referred to hereinafter as the "Insurance Companies"); and

      WHEREAS, directly and through its affiliate National Prearranged Services Agency, Inc., a Texas corporation ("NPS Agency") NPS causes the purchase from the Insurance Companies of insurance policies on the lives of NPS pre-need contract holders; and

      WHEREAS, NPS generated pre-need contract holder life insurance policies constitute an overwhelming majority of the insurance policies issued by the Insurance Companies; and

      WHEREAS, Lincoln desires to contractually bind NPS to exclusively continue its existing practice of causing the purchase of all life insurance policies for NPS pre-need contract holders from the Insurance Companies; and


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      WHEREAS, NPS requires a fee in return for binding itself to such exclusive insurance purchasing arrangement which is in addition to the commissions provided to NPS Agency under its existing General Agent Contract with Memorial.

      NOW, THEREFORE, in return for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties do agree as follows:

      1.   EXCLUSIVITY.  NPS for itself and the NPS Agency agrees that during
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the term of this Agreement (and any renewals thereof) that it shall continue to use its best efforts to directly or indirectly cause the purchase exclusively from the Insurance Companies of any life insurance policies used to fund NPS funeral pre-need contracts.

      2.   EXCLUSIVITY FEE.  During the term of this Agreement (and any
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renewals thereof) Lincoln shall pay to NPS on the fifth (5th) day of each month an amount equal to two percent (2%) times the face amount of life insurance policies issued by the Insurance Companies to fund NPS prearranged funeral contracts during the immediately preceding month.

      3.   TERM.  This Agreement shall be for a period of five (5) years
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commencing on the date first above written and shall be automatically renewed for further periods of three (3) years each unless a notice in writing to the contrary shall have been sent by either party to the other party by postage prepaid mail at least sixty (60) days prior to the end of the term or any


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renewals.  The termination of this Agreement shall not in any way affect any other agreements between or among the parties hereto or any of their respective subsidiaries of affiliates, including but not limited to, any then existing general agent contract or cost sharing agreement.

      4.   REMEDIES.  The parties hereto recognize that irreparable injury
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may result to a party and its business in the event of a breach of this
Agreement by the other party. It is, therefore, agreed that in the event either party breaches or threatens to breach this Agreement, the non-breaching party shall be entitled in addition to any other remedies and damages available (a) to an injunction to restrain the violation thereof by such breaching party, its agents, officers and employees, and all persons acting for or with it, as the case may be, and (b) to compel specific performance of the terms and conditions of this Agreement. Nothing herein shall be construed as prohibiting a non-breaching party from pursuing any other remedies available to the non-breaching party for such breach including the recovery of damages from the breaching party.

      5.   JURISDICTION.  All actions, suits or proceedings between the
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parties arising from or in connection with this Agreement shall be litigated in the United States District Court for the Eastern District of Missouri, or the Circuit Court of St. Louis County. The parties consent to the jurisdiction and venue of any such court.


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      6.   ATTORNEYS FEES.  If any action is initiated pursuant to or to
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enforce or interpret this Agreement, the prevailing party shall be entitled to recover attorneys fees and all other costs and expenses in connection with such action.

      7.   NOTICES.  Whenever notice is required to be given under this
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Agreement, it shall be sufficient if in writing and if sent by certified mail, return receipt requested to the following addresses:

In the case of Lincoln: Lincoln Heritage Corporation
                        1250 Capitol of Texas Hwy.
                        Bldg. 3, Suite 100
                        Austin, Texas  78746
                        Attention:  President



In the case of NPS:     National Prearranged Services, Inc.
                        10 South Brentwood, Suite 304
                        St. Louis, Missouri  63105
                        Attention:  President


      8.   BINDING AGREEMENT.  This Agreement shall be binding upon and
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shall inure to the benefit of the parties hereto and their respective successors and assigns.

      9.   AMENDMENT AND CANCELLATION.  This Agreement can be altered,
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amended, revoked or cancelled only in writing with the consent of both parties.

      10.  SEVERABILITY.  If all or any part of any provision of this
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Agreement is held invalid or unenforceable, the remainder of this Agreement shall remain in effect.

      11.  GOVERNING LAW.  This Agreement shall be deemed to be made in
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and its place of performance is Missouri.  The laws of the State of Missouri shall govern interpretation of this


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Agreement and the parties' rights and duties.

      IN WITNESS WHEREOF the parties hereto have executed this Agreement by officers duly authorized on their behalf.



                              LINCOLN HERITAGE CORPORATION


                              By:     /s/ Nicholas Powling
                                   -----------------------------------
                                   Nicholas Powling, President

                                           "Lincoln"

                              NATIONAL PREARRANGED SERVICES, INC.


                              By:      /s/ Randall Sutton
                                   -----------------------------------
                                   Randall Sutton, Vice President and
                                   Chief Executive Officer

                                             "NPS"




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